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                                                                    EXHIBIT 99.2



HUB INTERNATIONAL ANNOUNCES PRICING OF COMMON SHARE OFFERING

CHICAGO--(BUSINESS WIRE)--May 19, 2006--Hub International Limited
(NYSE/TSX: HBG) announced today that, in connection with its previously announced underwritten public offering, it has agreed to sell 4,000,000 common shares at a price to the public of $26.25 per share. Hub International will receive net proceeds after underwriters' discount and commissions, but before offering expenses, of $100,280,000, or $25.07 per share. Hub International also has granted to the underwriters a 30-day option to purchase up to an additional 600,000 common shares to cover over-allotments, if any, at the same per share price. The offering is subject to customary closing conditions and is expected to close on May 24, 2006. Stephens Inc. and Wachovia Securities acted as joint book-running managers for the offering and Cochran Caronia Waller, Ferris, Baker Watts Incorporated and Keefe, Bruyette & Woods acted as co-managers.

Hub International intends to use the net proceeds from the offering to repay approximately $56.0 million of borrowings under its revolving credit facility. The remaining net proceeds will be used for general corporate purposes, which may include acquisitions.

A copy of a prospectus with respect to the offering may be obtained from Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention:
Prospectus Department, or Wachovia Capital Markets, LLC, 375 Park Avenue, 4th Floor, New York, NY 10152, Attention: Equity Syndicate.

Headquartered in Chicago, Illinois, Hub International is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

The common shares will not be offered for sale in Canada or to or for the account of any resident of Canada, have not been and will not be qualified for distribution or sale under the securities laws of any province or territory of Canada and may not be offered, sold or delivered directly or indirectly in Canada or to or for the account of a resident of Canada.

This press release may contain forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products,


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exchange rates, resolution of regulatory issues, including those related to compensation arrangements with insurance companies, the actual costs of resolution of contingent liabilities and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission and the Canadian securities commissions. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



CONTACT: Hub International Limited
         W. Kirk James, Vice President, Secretary and
         Chief Corporate Development Officer
         312-279-4881
         kirk.james@hubinternational.com



 SOURCE: Hub International Limited









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